SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Filed by a Party other than the Registrant |_|

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|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials



                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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1)   Title of each class of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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

Subject: Seligman New Technologies Fund II: HAVE YOUR CLIENTS VOTE TODAY IN
         FAVOR OF LIQUIDATING THE FUND

Dear [Financial Advisor]:

Stockholders of Seligman New Technologies Fund II, Inc. ("the Fund") are being asked to vote on two proposals that will be considered at an adjourned Special Meeting of Stockholders to be held on October 30, 2007 at 11 a.m., Eastern Time.

Proposal 1: Liquidate and dissolve the Fund
Proposal 2: Eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock

We need your help to commence liquidation of the Fund. If the Fund does not receive enough votes to approve the proposals, the Fund would need to consider other options, including continuing the Fund in its current form or seeking approval of Stockholders of the same proposals in the future. For those Stockholders who acquired their shares in the Fund's initial public offering, such a delay would effectively preclude any possibility of Stockholders recognizing entire capital losses for federal income tax purposes on their shares in 2007.

Please ask your clients to vote in support of Proposal 1 and Proposal 2, which are described in greater detail in a Proxy Statement that was previously sent to all Fund Stockholders. (Proposal 2 will not be implemented if Proposal 1 is not approved.)

Stockholders should complete, date, sign and return their voting instruction form (i.e. proxy card) or, alternatively, authorize their proxy by telephone as indicated on their voting instruction form, or the Internet (www.proxyvote.com), as described in the voting instruction form. If any of your clients have lost their voting instruction form, you will need to get them a new voting instruction form, or Control Number (the individual pre-printed Control Number on each voting instruction form is needed to vote). If you need assistance, please contact Seligman Advisors, Inc. at 800-221-2783, option 3.

In addition, if there are additional Financial Advisors you know with clients in the Fund, we ask that you encourage them to remind their clients to vote their shares in favor of the proposals as soon as possible.

We appreciate your help, and thank you for your ongoing support.

FOR BROKER/DEALER USE ONLY